                                          Rule 424(b)(3)
                                          File No. 333-58723

Pricing Supplement No. 15                 Dated: February 5, 1999
(To Prospectus dated July 17, 1998
Prospectus Supplement dated August 28, 1998)


U.S.$5,000,000,000

Heller Financial, Inc.

Medium-Term Notes, Series I

(Registered Notes-Fixed Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $5,000,000             Issue Price: 100%

Original Issue Date: February 11, 1999   Stated Maturity Date: February 11, 2001

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency: U.S. Dollars
     (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
     (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
     (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate:   [] Commercial Paper Rate [] LIBOR [] Treasury Rate
             [] Federal Funds Rate [] Prime Rate [X] Other: Fixed

Interest Reset Period: N/A

Interest Payment Period: Semi-Annual

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
N/A


Interest Payment Dates: (If other than as specified in the Prospectus Supplement): The 11th day of February and August, beginning August 11, 1999 up to and including the Stated Maturity Date.

Interest Determination Date(s): N/A

Initial Interest Rate: 5.71%

Index Maturity: N/A

Day Count Convention: 30/360

Maximum Interest Rate: N/A            Minimum Interest Rate: N/A

Spread (+/-): N/A                     Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
     Initial Redemption Date:
     The Redemption Price shall initially be   % of the principal amount of the
     Note to be redeemed and shall decline at each anniversary of the Initial
     Redemption Date by   % of the principal amount to be redeemed until the
     Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
     Optional Repayment Dates:
     Optional Repayment Prices:

Repayment Provisions:
     (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
     Total Amount of OID:
     Yield to Maturity:
     Initial Accrual Period OID:

Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .136%

Other Provisions:    a)    AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT
                           NO. 15 UNDER MTN-SERIES I PROGRAM: $1,232,000,000.00
                     b)    CUSIP #42333HKZ4

Agent: Salomon Smith Barney
       Seven World Trade Center
       New York, New York 10048

                                          Rule 424(b)(3)
                                          File No. 333-58723

Pricing Supplement No. 16                 Dated: February 9, 1999
(To Prospectus dated July 17, 1998
Prospectus Supplement dated August 28, 1998)


U.S.$5,000,000,000

Heller Financial, Inc.

Medium-Term Notes, Series I

(Registered Notes-Floating Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $35,000,000            Issue Price: 100.00%

Original Issue Date: February 12, 1999  Stated Maturity Date: February 12, 2004

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency: U.S. Dollars
     (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
     (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
     (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate:   [] Commercial Paper Rate [X] LIBOR [] Treasury Rate
             [] Federal Funds Rate [] Prime Rate [X] Other:

Interest Reset Period: N/A

Interest Payment Period: Semi-Annual

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
N/A

Interest Payment Dates: (If other than as specified in the Prospectus Supplement): The 12th day of February, and August, beginning August 12, 1999 up to and including the Stated Maturity Date.


Interest Determination Dates(s):N/A

Initial Interest Rate: 5.85%

Index Maturity: N/A

Day Count Convention: 30/360

Maximum Interest Rate: N/A            Minimum Interest Rate: N/A

Spread (+/-): N/A                     Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
     Initial Redemption Date:
     The Redemption Price shall initially be   % of the principal amount of the
     Note to be redeemed and shall decline at each anniversary of the Initial
     Redemption Date by   % of the principal amount to be redeemed until the
     Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
     Optional Repayment Dates:
     Optional Repayment Prices:

Repayment Provisions:
     (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
     Total Amount of OID:
     Yield to Maturity:
     Initial Accrual Period OID:

Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .214%

Other Provisions:    a)    AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT
                           NO. 16 UNDER MTN-SERIES I PROGRAM: $1,237,000,000.00
                     b)    CUSIP #42333HLA8

Agent: ABN AMRO Incorporated
       1325 Avenue of the Americas
       10th Floor
       New York, New York 10019

                                       2